COWAN, GUNTESKI & CO, P.A.
Certified Public Accountants and Consultants

October 1, 2015

Securities & Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read the statements of Decision Diagnostics, Inc. included under Item 4.01 of this 8-K dated October 1, 2015 and agree with such statements as they pertain to our firm.

Sincerely.

/s/ Cowan, Gunteski & Co., P.A.

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